UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): October 20, 2021
PubMatic, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39748	20-5863224
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
N/A
(Address of Principal Executive Offices) (Zip Code)
N/A
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PUBM	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On October 20, 2021, PubMatic, Inc. (the “Company”), as subtenant, entered into a sublease agreement (the “Sublease Agreement”) with Chan Zuckerberg Initiative, LLC, a Delaware limited liability company (the “Sublandlord”), to sublease approximately 34,229 square feet of office space located at 601 Marshall Street, Redwood City, California 94063 (the “Premises”). The Sublease Agreement is subject and subordinate to that certain 601 Marshall Street Lease Agreement by and between the Sublandlord, as tenant, and 601 Marshall Street Owner, LLC, a Delaware limited liability company, as landlord (the “Landlord”), dated May 19, 2017. The Company will use the Premises to support its general and administrative functions, sales and marketing, technology and development, engineering and customer support.
The term of the Sublease Agreement will commence on the date that is sixty (60) days following the Landlord’s execution of a consent to the Sublease Agreement (the “Commencement Date”) and will terminate on March 31, 2028 (the “Sublease Term”), unless earlier terminated pursuant to the terms of the Sublease Agreement.
The aggregate estimated base rent payments for the sublease of the Premises during the Sublease Term is approximately $23 million. In addition to its monthly base rent obligation, the Company is obligated to pay the Sublandlord as additional rent its proportionate share of the operating expenses of the building, including property taxes. The Company is also required to deliver an unconditional letter of credit (the “Letter of Credit”) in an initial amount of $3,453,706, provided, however, the amount of the Letter of Credit may be reduced over time pursuant to the terms and conditions of the Sublease Agreement and the satisfaction of certain criteria.
The foregoing description of the Sublease Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sublease Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ended on September 30, 2021.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 of this Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PubMatic, Inc.

Date: October 22, 2021	By:	/s/ Thomas C. Chow
Thomas C. Chow
General Counsel and Secretary